Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(Name, address and telephone number of agent for service)

Diebold, Incorporated

(Issuer with respect to the Securities)

Subsidiary Guarantors Listed on Schedule A Hereto

Ohio	34-0183970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5995 Mayfair Road, P.O. Box 3077 North Canton, Ohio	44720-8077
(Address of Principal Executive Offices)	(Zip Code)

8.5% Senior Notes due 2024

(Title of the Indenture Securities)

SCHEDULE A

Exact name of registrant as specified in its charter (1)	State or other jurisdiction of formation	I.R.S. Employer Identification No.
DIEBOLD GLOBAL FINANCE CORPORATION	Delaware	34-1402596
DIEBOLD HOLDING COMPANY, INC.	Delaware	34-1653478
DIEBOLD SELF-SERVICE SYSTEMS	New York	34-1658298
DIEBOLD SST HOLDING COMPANY, INC.	Delaware	34-1853595

All additional registrants have the following principal executive office:

5995 Mayfair Road,

North Canton, Ohio 44720

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.***

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.***

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2016 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

***	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-210534 filed on April 1, 2016.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cleveland, State of Ohio on the 9th of September, 2016.

By:	/s/ David A. Schlabach
David A. Schlabach Vice President

3

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 9, 2016

By:	/s/ David A. Schlabach
David A. Schlabach Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2016

($000’s)

6/30/2016
Assets
Cash and Balances Due From Depository Institutions	$14,010,590
Securities	108,246,267
Federal Funds	68,244
Loans & Lease Financing Receivables	268,104,901
Fixed Assets	5,866,910
Intangible Assets	12,591,165
Other Assets	24,574,630

Total Assets	$433,462,707

Liabilities
Deposits	$327,848,275
Fed Funds	1,179,456
Treasury Demand Notes	0
Trading Liabilities	2,172,890
Other Borrowed Money	40,280,996
Acceptances	0
Subordinated Notes and Debentures	3,800,000
Other Liabilities	13,036,463

Total Liabilities	$388,318,080

Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	30,049,363
Minority Interest in Subsidiaries	810,149

Total Equity Capital	$45,144,627

Total Liabilities and Equity Capital	$433,462,707